Exhibit 10.2

AMENDMENT TO

SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE

This AMENDMENT TO SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE (this “Amendment”) is made as of April 15, 2013, by and between Prospect Global Resources, Inc., a Delaware corporation (“Maker”), and The Karlsson Group, Inc., an Arizona corporation (“Holder”), with respect to the following facts:

RECITALS

WHEREAS, Maker issued to Holder that certain Senior First Priority Secured Promissory Note dated August 1, 2012 (the “Note”), whereby the Maker promised to pay to Holder the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000);

WHEREAS, American West Potash, LLC, a Delaware limited liability company, Prospect Global Resources, Inc., a Nevada corporation, Apache County Land & Ranch, LLC, a Nevada limited liability company (“Apache”), Maker and Holder entered into that certain Extension Agreement dated as of the date hereof (the “Extension Agreement”); and

WHEREAS, it is a condition to the effectiveness of the Extension Agreement that Maker and Holder modify the Note.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

1.              Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note.

2.              Amendments.

a.              References. All references to “Pledge Agreement,” “Guaranty,” and “Deed of Trust” in the Note shall be references to “Pledge Agreements,” “Guarantees,” and “Deeds of Trust.”

b.              Deleted Definitions.  The definitions “2012 Combined Capital Gains Tax Rate,” “2012 Combined Ordinary Income Tax Rate,” “2012 State Tax Rate,” “2013 Combined Capital Gains Tax Rate,” “2013 Combined Ordinary Income Tax Rate,” “2013 State Tax Rate,” “Capital Gain Gross-Up Amount,” “Combined Capital Gains Rate Differential,” “Combined Ordinary Income Rate Differential,” “Maximum State Tax Rate,” “Principal Shortfall” and “Tax Gross-Up Amount” are hereby deleted from Section 1 of the Note.

c.               New Definitions. The following definitions are hereby added to Section 1 of the Note:

i.                                “2012 453A Amount” means the 453A Amount with respect to the taxable year ending December 31, 2012.

ii.                             “2013 453A Amount” means the 453A Amount with respect to the taxable year ending December 31, 2013.

iii.                          “2014 453A Amount” means the 453A Amount with respect to the taxable year ending December 31, 2014.

iv.                         “453A Amount” means, with respect to any taxable year, an amount equal to the sum of (i) the aggregate amount of interest payable by Holder or its shareholders for such taxable year pursuant to Code Section 453A(a)(1), plus (ii) the aggregate amount of the increase in the California state income tax liability of Holder or its shareholders for such taxable year as a result of the application of Section 17560(e) of the California Revenue and Taxation Code, in each case to the extent attributable to the Note.  Such amount shall be grossed-up for income taxes due on such amount using the Combined Capital Gains Tax Rate for the tax year in which the 453A Amount is paid.  The 2012 453A Amount is $1,164,000 as shown by the computations on Exhibit “1” attached hereto.  The 2013 453A Amount and the 2014 453A Amount shall be computed in the same manner as reflected on Exhibit “1” but by: (1) using the Maximum Long Term Capital Gains Tax Rate and the Maximum California Tax Rate in effect for 2013 and 2014, respectively (but without taking into account the mental health services tax imposed by California Revenue and Taxation Code Section 17043), for purposes of calculating the amounts described in clauses (i) and (ii); (2) using the interest rate in effect under Section 6621 for December of 2013 and 2014, respectively, for purposes of calculating the amounts described in clauses (i) and (ii); and (3) adjusting the outstanding balance of the note by the amount of any principal payments (without regard to any Principal Payment Tax Gross-Up Amount) made during 2013 or 2014, respectively, for purposes of calculating the amounts described in clauses (i) and (ii).  The amounts so determined shall be grossed- up for income taxes in the same manner as shown by the computations on Exhibit “1” but by using the Combined Capital Gains Tax Rate for the year in which such payment is made.

v.                            “Apache” means Apache County Land & Ranch, LLC, a Nevada limited liability company.

vi.                         “Approved Subordinated Debt” means, of any Person, Debt of such Person which is (i) unsecured; (ii) subordinated under the terms of a subordination and intercreditor agreement substantially in the form attached hereto as Exhibit “4”; and (iii) subject to, if issued on or prior to September 10, 2013, mandatory conversion to equity of such Person on or before September 10, 2013.

vii.                      “Combined Capital Gains Tax Rate” means the sum of (i) the Maximum Long-Term Capital Gains Tax Rate in effect for a taxable year, plus (ii) the rate at which the tax under Code Section 1411 is imposed for that taxable year, plus (iii) the Maximum California Tax Rate for that taxable year.

viii.                   “Combined Ordinary Income Tax Rate” means the sum of (i) the Maximum Ordinary Income Tax Rate in effect for a taxable year, plus (ii) the rate at which the tax under Code Section 1411 is imposed for that taxable year, plus (iii) the Maximum California Tax Rate for that taxable year.

ix.                         “Definitive Feasibility Study” means a comprehensive technical and economic study of the selected development option for the Holbrook Project, from TetraTech or another reputable engineering firm, in which all geological, engineering, operating, economic and other relevant factors are considered in sufficient detail to demonstrate at the time of reporting that extraction is reasonably justified (economically mineable). Mining, infrastructure and processing plans will be completed with sufficient rigor such that capital and operating cost estimates could reasonably serve as the basis for a decision for the finance of the development of the Holbrook Project for mineral production.

x.                            “DFS Completion Date” means the date on which the Definitive Feasibility Study, certified as final by the engineering firm that prepared it, has been delivered to Maker.

xi.                         “Effective Date” means April 15, 2013.

xii.                      “Escrow Agreement” means that certain Escrow Agreement among Holder, Prospect Nevada, and JP Morgan Chase Bank, N.A., dated as of the Effective Date.

xiii.                   “Extension Agreement” means that certain Extension Agreement by and among Maker, Holder, Apache, Prospect Nevada and the Company, dated as of the Effective Date.

xiv.                  “First Pre-Quantified Payment Date” means the earlier of:  i) the date which is six (6) months after the DFS Completion Date; or ii) January 2, 2015.

xv.                     “Holbrook Project” means the exploration and planning for construction and operation of a potash mine and related facilities to mine and develop the potash deposit located on lands owned or leased by the Company or its subsidiaries or on which the Company or its subsidiaries otherwise have a right to mine, in the Holbrook Basin of eastern Arizona.

xvi.                  “Loan Documents” means the Extension Agreement, the Deeds of Trust, the Guaranties, the Pledge Agreements, the Escrow Agreement, the Collateral Assignments, the Security Agreement, all UCC Financing Statements and any other document or instrument executed or delivered in connection with this Note or the transactions contemplated hereby.

xvii.               “Maturity Date” has the meaning provided in Section 3.1 hereof.

xviii.            “Maximum California Tax Rate” means the highest marginal California income tax rate applicable to individuals: i) including the maximum rate provided in California Revenue and Taxation Code Section 17041; ii) the maximum additional tax rate imposed by Article XIII, Section 36(f)(2) of the California Constitution; iii) the mental health services fund tax imposed by California Revenue and Taxation Code Section 17043; and iv) any additional income taxes imposed on individuals after December 31, 2012.

xix.                  “Note” means this Senior First Priority Secured Promissory Note, as amended, restated, or otherwise modified from time to time.

xx.                     “Permitted Prospect Nevada Debt” means:  (i) any Approved Subordinated Debt incurred by Prospect Nevada pursuant to Section 5.4; (ii) up to Ten Million Dollars ($10,000,000) in additional Approved Subordinated Debt incurred by Prospect Nevada prior to the First Pre-Quantified Payment Date; and (iii) up to One Million Dollars ($1,000,000) in aggregate Debt incurred by Prospect Nevada after the First Pre-Quantified Payment Date.

xxi.                  “Principal Payment Tax Gross-Up Amount” means with respect to each principal payment due under this Note except for the first $200,000 of principal paid hereunder, that amount necessary to compensate Holder on an after tax basis for any increases in the Combined Capital Gains Tax Rate after December 31, 2012.  Such amount shall be computed by subtracting the amount of the principal payment from the amount obtained by multiplying the principal payment by the number obtained by dividing .717 by one (1) minus the Combined Capital Gains Tax Rate for the year in which the principal amount is paid.  The Principal Payment Tax Gross-Up Amount for the principal payment of $1,800,000 due in September, 2013 is $251,820, as shown by the computations on Exhibit “2” attached hereto.  The Principal Payment Tax Gross-Up Amount for principal payments made in 2014 or 2015 shall be computed in the same manner as on Exhibit “2” but by taking into account the Combined Capital Gains Tax Rate for 2014 and 2015 respectively.  For purposes of computing the Principal Payment Tax Gross-Up Amount, a principal payment shall not include the amount of any accrued interest that had been previously added to principal pursuant to Section 2.1 hereof.”

d.              Amendment to Definitions. The following definitions in Section 1 of the Note are hereby deleted and replaced in their entirety with the following:

i.                                “Debt” means, at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than amounts constituting trade payables arising in the ordinary course of business including, without limitation, amounts payable to vendors, consultants and advisors); (b) obligations of such Person in respect of letters of credit, acceptance facilities or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (c) obligations of such Person under capital leases and any financing lease having substantially the same economic effect; and (d) deferred payment obligations of such Person resulting from the adjudication of any litigation in excess of $500,000 to the extent not already reflected as a current liability on the balance sheet of such Person; and (e) indebtedness of others of the type described in clauses (a) through (d) hereof which such Person has (i) directly or indirectly assumed or guaranteed, or (ii) secured by a lien or encumbrance on the assets of such Person, whether or not such Person has assumed such indebtedness.  For the avoidance of doubt, “Debt” shall not include Approved Subordinated Debt or Permitted Prospect Nevada Debt.

ii.                             “Debt Issuance” means, with respect to any Person, the incurrence of Debt.

iii.                          “Deeds of Trust” means (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement from the Company for the benefit of Holder, dated as of August 1, 2012, and (ii) any other deed of trust executed by Apache, for the benefit of Holder that covers property held by Apache.

iv.                         “Equity Issuance” means, with respect to any Person, any issuance or sale by such Person after the Effective Date of any of its equity securities or equivalents.

v.                            “Guarantees” means (i) that certain Unconditional Guaranty made by the Company in favor of Holder, dated as of August 1, 2012, and (ii) that certain Unconditional Guaranty made by Prospect Nevada in favor of Holder, dated as of the Effective Date.

vi.                         “Ordinary Income Gross-Up Amount” means, with respect to the $1,875,000 of interest due as of December 31, 2012 on the $50,000,000 principal payment originally due on December 24, 2012, the amount necessary to compensate the Holder for any increase in the Combined Ordinary Income Tax Rate after December 31, 2012.  Exhibit “3” attached hereto reflects the calculation of the Ordinary Income Gross-Up Amount as $336,750 if the $1,875,000 interest payment were to be made during the 2013 tax year.  If such amount is paid after 2013, the Ordinary Income Gross-Up shall be computed in the same manner as reflected on Exhibit “3” except the Combined Ordinary Income Tax Rate in effect for the tax year in which the payment is made shall be used.

vii.                      “Pledge Agreements” means (i) that certain Pledge Agreement by and between Maker and Holder, dated as of August 1, 2012, (ii) that certain

Pledge Agreement by and between Prospect Nevada and Holder, dated as of the Effective Date, and (iii) that certain Pledge Agreement by and between the Company and Holder, dated as of January 28, 2013.

viii.                   “Qualified Financing” means any Debt Issuance or Equity Issuance of Maker, Prospect Nevada or Company that is consummated after the Effective Date for so long as this Note remains outstanding..

ix.                         “Security Agreement” means that certain Security Agreement, by and among Maker, Company and Holder, dated as of August 1, 2012.

e.               Amendment to Introductory Paragraph.  The first grammatical paragraph of the Note is amended by deleting the words “or such lesser amount as provided in Section 3.4 hereof.”

f.                Amendments to Sections 2.1 and 2.2. Sections 2.1 and 2.2 of the Note are hereby deleted and replaced in their entirety with the following:

“2.1 Interest.  Interest shall accrue on the unpaid principal amount of this Note from August 1, 2012 at the rate of nine percent (9.00%) per annum (the “Interest Rate”).  Interest shall be computed on the actual number of days elapsed based on a 360-day year.  Commencing on the Effective Date, subject to Section 3.2(a), Interest shall be payable quarterly on the first Business Day of each calendar quarter in kind by automatically increasing the principal balance hereunder by the amount of such accrued and unpaid interest.  Accrued interest not previously paid or capitalized shall be paid in cash on the Maturity Date.

2.2 Payments Other Than Interest or Principal. Maker shall pay to Holder the following amounts, as additional consideration for the Holder’s sale of its membership interest in American West Potash, LLC under the Purchase Agreement and not as prepayments of principal under this Note, (i) a payment equal to the 2012 453A Amount on or before September 10, 2013 (ii) a payment equal to the 2013 453A Amount on or before February 10, 2014, (iii) a payment equal to the 2014 453A Amount on or before February 10, 2015, and, (iv) along with each payment of principal pursuant to Section 3.2 of this Note, and at the Maturity Date, the Principal Payment Tax Gross-Up Amount or amount due under Section 3.5 with respect to such payment; provided, however, that no Principal Payment Tax Gross-Up Amount or amount under Section 3.5 shall be due with respect to the first $200,000 of pre-payments under Section 3.2(a).”

g.               New Section 2.4.  The following new Section 2.4 is hereby added after Section 2.3 of the Note.

“2.4 Payment Application. Subject to Section 2.2 hereof, all payments hereunder shall be first applied to unpaid principal in reverse order of maturity and then to interest.”

h.              Amendment to Section 3.1. Section 3.1 of the Note is hereby deleted in its entirety and replaced with the following:

“Maturity Date.  The entire outstanding principal amount of this Note, together with any accrued but unpaid interest (the “Final Payment”), shall be due and payable, subject to Section 3.2 and Section 3.3, on the earlier of (i) the date that is twelve (12) months following the DFS Completion Date, and (ii) July 1, 2015 (the “Maturity Date”). In addition, Maker shall pay to Holder on such date the Principal Payment Tax Gross-Up Amount due or amount due under Section 3.5 with respect to the Final Payment and the Ordinary Income Gross-Up Amount.”

i.                  Amendment to Section 3.2. Section 3.2 of the Note is hereby deleted in its entirety and replaced with the following:

“3.2 Mandatory Prepayments of Principal.

(a)         Within five (5) Business Days after the consummation of a Company Sale, the entire unpaid principal amount of this Note, the Principal Payment Tax Gross-Up Amount or the amount due under Section 3.5, and the Ordinary Income Tax Gross-Up Amount, together with all accrued, but unpaid interest thereon at the Interest Rate, and any 453A Amount due with respect to the prior tax year that has not previously been paid, shall be due and payable.

(b)         On or before the First Pre-Quantified Payment Date, the principal amount of Thirty Million Dollars ($30,000,000) (the “First Pre-Quantified Payment”).

(c)          Following the date that Prospect Nevada raises an aggregate of ten million dollars ($10,000,000) from one or more Qualified Financings (the “Corridor Threshold”), within five (5) Business Days after the consummation of each Qualified Financing all or any portion of which is in excess of such $10,000,000 threshold, Maker shall prepay the unpaid principal amount of this Note by an amount equal to the lesser of (i) such unpaid principal amount and (ii) ten percent (10%) of the gross cash proceeds from such Qualified Financing remaining once the Corridor Threshold has been satisfied. By way of example, if Prospect Nevada raises an aggregate of $12,000,000 of gross cash proceeds from two separate Qualified Financings, Maker would be required to be prepay this Note by $200,000 (i.e. 10% of $12,000,000 minus $10,000,000 = $2,000,000). If Prospect Nevada then raises an additional $25,000,000 of gross cash proceeds from a Qualified Financing, Maker would be required to prepay this Note by an additional $2,500,000 (i.e. 10% of $25,000,000).  Maker acknowledges and agrees that any payment made to Holder in accordance with this Section 3.2(b) shall not be applied to or reduce the amount of the First Pre-Quantified Payment.”

j.                 Deletion of Section 3.4. Section 3.4 of the Note is hereby deleted in its entirety and all references to Section 3.4 in the Note are hereby deleted.

k.              New Section 3.5.  A new Section 3.5 is added to this Note as follows:

“3.5  Minimum Effective Tax Rate Adjustment.   The provisions of this Section 3.5 shall be applicable if in the year any principal payment is made under this Note, the Internal Revenue Code and/or the California Revenue and Taxation Code, has been changed to include a minimum effective tax rate, or other type of flat tax such as, but without limitation, a concept similar to the what is referred to as the “Buffett Rule,” or through an expansion of the current alternative minimum tax to make such tax applicable to long term capital gain income.   If such a provision is applicable in any year in which a principal payment is made, subject to the limitations set forth below, the Maker shall pay to the Holder the greater of: 1) the Principal Payment Tax Gross-Up Amount; or, 2) the Grossed Up Payment Year Excess Tax, computed as provided under the following provisions of this Section 3.5.  For purposes of this Section 3.5, a principal payment shall not include the amount of any accrued interest that had been previously added to principal pursuant to Section 2.1 hereof.”

(i)  A hypothetical Federal and California income tax calculation for the tax year in which the principal payment is received shall be made assuming that the Holder is one unmarried taxpayer whose only income is the principal and interest payments made by the Maker under this Note and who has no deductions.  Such calculation shall be made using the tax rates and other tax provisions that are applicable for the tax year in which the principal payment is received, except that California income taxes shall be treated as not being deductible.

(ii)  The same hypothetical Federal and California tax calculation shall be made using the 2012 Federal and California income tax rates.

(iii)  If the amount determined under subparagraph (i) is greater than the amount determined under subparagraph (ii), then the amount determined under subparagraph (ii) shall be subtracted from the amount determined under subparagraph (i) and the resulting number (“Payment Year Excess Tax”) shall be increased by that amount necessary (such increased amount referred to as “Grossed Up Payment Year Excess Tax”) such that after paying the additional Federal and California income tax attributable to the Grossed Up Payment Year Excess Tax, the Holder would retain an amount equal to the Payment Year Excess Tax.  The additional taxes due on the Payment Year Excess Tax shall be computed in the same manner as provided in subsection (i) but by assuming the Holder’s taxable income includes the Grossed Up Payment Year Excess Tax in addition to the amount of principal and interest received on this Note.

(iv) Notwithstanding any other provisions of this Section 3.5, the Grossed Up Payment Year Excess Tax payable for the current and all prior tax years shall not exceed the sum of $28,000,000.  Notwithstanding this limitation, if the Principal Payment Tax Gross-Up Amount payable for the current and all prior tax years exceeds the sum of $28,000,000, the full amount of the Principal Payment Tax Gross-Up Amount shall be paid, it being understood and agreed that there is no limitation on the amount of the Principal Payment Tax Gross-Up Amount.

(v)  In addition, there is no limitation on the amount of the 453A Amount.  If this Section 3.5 is applicable, the 453A Amount shall be grossed up in the same manner as provided in subsection (iii) above, rather than in the manner illustrated on Exhibit “1” attached hereto.

l.                  Amendment to Section 5.1.  Section 5.1 of the Note is hereby deleted in its entirety and replaced by the following:

“5.1  Failure to Pay or Perform:

(a)                     Maker shall fail, for any reason, to make any payment when due; or

(b)                     Maker shall incur any Debt.”

m.          New Section 5.3.  The following new Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 are hereby added after Section 5.2 of the Note:

“5.3 Failure to Perform Under Loan Documents.  Any party thereto (other than Holder) shall fail to observe any material covenant, condition or non-monetary requirement contained in any Loan Document; provided, however, that Maker shall have a period of ten (10) days following written notice from Holder (the “Cure Period”) to cure (or to cause such other party to a Loan Document to cure) any such breach of a material covenant, condition or non-monetary default.

5.4 Failure of Parent Fund Raising.  Prospect Nevada shall have failed, for any reason, to have closed Equity Issuances or Approved Subordinated Debt raises from which it shall have received cash proceeds in the following amounts by the following dates:

(a)                            No later than May 15, 2013:  Five Million Dollars ($5,000,000), of which all or any portion may be raised as Approved Subordinated Debt (the “First Funding Raise”);

(b)                            No later than June 17, 2013:  an additional Seven Million Dollars ($7,000,000), of which all or any portion may be raised as Approved Subordinated Debt (the “Second Funding Raise”);

(c)                             No later than September 10, 2013:  an additional Eighteen Million Dollars $18,000,000), of which all or any portion may be raised as Approved Subordinated Debt (the “Third Funding Raise”); and

(d)                            No later than August 1, 2014:  an additional Twenty-Five Million ($25,000,000), of which no more than Fifteen Million Dollars ($15,000,000) may be raised as Approved Subordinated Debt (the “Fourth Funding Raise,” and collectively with the First Funding Raise, the Second Funding Raise, and the Third Funding Raise, the “Funding Raises”).

For the avoidance of doubt, any amounts raised with respect to any Funding Raise from Equity Issuances or Approved Subordinated Debt in excess of such Funding Raise amounts as set forth in this Section 5.4 shall count towards the amount of the next succeeding Funding Raise hereunder except to the extent that such excess amount is raised from Approved Subordinated Debt and would exceed the amount of Approved Subordinated Debt permissible for inclusion with respect to such next succeeding Funding Raise.  For example, if an excess of $16,000,000 is raised with respect to the Third Funding Raise, and such amount is raised as Approved Subordinated Debt, only $15,000,000 of such amount would count towards the Fourth Funding Raise, as the Fourth Funding Raise allows no more than $15,000,000 thereof to be raised as Approved Subordinated Debt.

5.5 Parent Impermissible Debt Incurrence.  Prospect Nevada incurs any Debt other than Permitted Prospect Nevada Debt.

5.6. Failure of Parent to Fund Escrow.  Prospect Nevada shall fail, for any reason, to deposit into the escrow account established pursuant to the Escrow Agreement, from the proceeds of the Funding Raises set forth herein, within one (1) business day of receipt of the funds raised in such Funding Raises, the amounts set forth in Schedule 1 to the Escrow Agreement, in the timeframes specified therein.

5.7                   Cross-Default.  Default shall be made with respect to (a) any payment of any Debt in excess of $500,000 in the aggregate at any time outstanding of Maker, Parent, or any other party to a Loan Document (other than Holder) when due or (b) in the performance of any other obligation incurred in connection with any such Debt if the effect of such non-payment default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity and such default shall not be cured within the period of any grace with respect thereto.

5.8                   Apollo Payments.  Prospect Nevada shall:  (a)  pay to Apollo Management VII, L.P. or its affiliates (collectively, “Apollo”) any amount on the first ten million ($10,000,000) raised in any Qualified Financing, (b) pay to Apollo more than ten percent (10%) of the gross amount raised in any Qualified Financing in excess of the first ten million ($10,000,000) raised; provided, however, that this provision shall cease to be of force and effect at such time as Apollo shall have been paid in full; or (c) otherwise default under or breach any agreement with Apollo with regard to any monies owed by Prospect Nevada.

5.9                   Representations and Warranties.  Any representation or warranty made in the Officer’s Certificate (as defined in the Extension Agreement) or in Section 6(b), 6(c) or 6(e) of the Extension Agreement shall be untrue in any material respect.”

n.              Amendment to Section 6. The phrase “, and the Extension Agreement” is hereby added to the end of Section 6 of the Note.

o.              Amendment to Section 7.  The word “or” is deleted preceding the words “Section 5.2(c)” and the following is added after such words:  “Section 5.2(d) or Section 5.2(e)” and the words “and Section 3.4 shall become void” are hereby deleted.

p.              Amendment to Section 8.1.  The following phrase is hereby added to the end of Section 8.1 of the Note:

“Following the Effective Date, if an Event of Default shall have occurred and be continuing, Maker shall promptly reimburse Holder for its reasonable attorneys’ fees,

costs and out of pocket expenses incurred directly related to the enforcement of this Note and the Loan Documents.”

q.              Amendment to Section 8.2.  Section 8.2 shall be amended to provide that a copy of any notice to Holder shall also be provided to:

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles, CA 90067

Fax:  (310) 282-2200

Email:  ljurich@loeb.com

Attention:  Lance N. Jurich, Esq.

r.                 Amendment to Section 8.6.  Section 8.6 of the Note is hereby deleted in its entirety and replaced with the following:

“8.6 Entire Agreement.  This Note and the Loan Documents contain the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the Effective Date.”

s.                Amendment to Section 8.7. The following proviso shall be added to the end of Section 8.7 of the Note:

“;provided that Holder may, without the consent of any Person except as explicitly provided by the terms of this Section 8.7, assign this Note and its rights hereunder and under any other Loan Document at any time on or after the earliest to occur of (i) the occurrence of an Event of Default; (ii) the date on which Parent has raised, from Equity Issuances or Approved Subordinated Debt raises, a sum greater than or equal to Thirty Million Dollars ($30,000,000); or (iii) September 1, 2013.  Holder and any assignee(s) of Holder may assign the Note and/or the Loan Documents, in whole or in part, to any Person; provided, however, that, it shall be a condition precedent to any assignment hereunder as a result of which there will be multiple simultaneous holders of the Note and/or the related rights under the Loan Documents that such holders shall have put in place, between or among themselves, a written agreement (an “Agency Agreement”), which includes agency provisions pursuant to the terms of which a single administrative agent (the “Administrative Agent”) is appointed, with which Maker and its affiliates will solely interface with respect to all rights and obligations under the Note and the Loan Documents, and to which Maker and its affiliates will remit all payments hereunder, and such Administrative Agent shall be Holder at all such times as Holder holds fifty percent (50%) or more of the Note; provided further, that in the event of such assignment: (i) the parties to the Agency Agreement will acknowledge in writing in the Agency Agreement that they have reviewed and understand this provision; and (ii) the Administrative Agent shall provide Maker with a copy of the Agency Agreement, and any amendments thereto, upon execution of same. Notwithstanding the foregoing or any other provision hereof, if at any time, any proposed assignment of this Note and/or the Loan Documents would result in either: (i) Holder holding less than fifty percent (50%) of the amount of the Note, or (ii) any Person other than Holder acting as the Administrative Agent (in either case, a “Triggering Assignment”), then such Triggering Assignment shall not be effective without the proposed assignee(s) entering into an Agency Agreement that has been first approved in writing by Maker, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision herein, any purported assignment in violation of the provisions hereof shall be null and void.”

t.                 New Section 9.  The following new Section 9 shall be added to the Note:

“Further Assurances.  Maker shall, and shall cause each other party to a Loan Document (other than Holder), at Holder’s request, to execute (either alone or with Holder, as Holder shall require) and deliver to Holder any and all additional instruments and documents, and perform all other actions, which from time to time may be necessary to maintain a perfected lien and security interest in the security described in the Loan Documents, including but not limited to procuring additional policies of title insurance, or endorsements with respect to existing policies of tile insurance, with regard to the properties of Apache or the Company or similar acts reasonably required in connection with the foregoing.

3.              Miscellaneous.

a.              Acknowledgement. Holder acknowledges and agrees that as of the date of this Amendment Maker has repaid the principal amount due under the Note (i.e. $125,000,000) in an amount equal to $9,718,000.

b.              No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Note shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Note.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Note, the provisions of this Amendment shall govern.

c.               Relation to Note.  This Amendment constitutes an integral part of the Note.  Upon the effectiveness of this Amendment, each reference in the Note to “this Promissory Note,” “hereunder,” “hereof,” or words of like import referring to the Note, shall mean and be a reference to the Note as amended hereby.

d.              Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

e.               Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

f.                Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

MAKER:

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Title:	President, CEO and Secretary

ACKNOWLEDGED AND AGREED TO

EFFECTIVE AS OF APRIL 15, 2013:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Anders Karlsson
Name:	Anders Karlsson
Title:	President

[Signature Page — Amendment to Note]

EXHIBIT 1: IRC Section 453A Tax Gross Up Computation Schedule

Outstanding Balance as of 12/31/2012	115,282,000
Less: Base Amount (5 x $5M)	(25,000,000)
Outstanding Balance less Base Amount	90,282,000
GP Ratio		99%
Adjusted Realized Gain	89,379,180
Max Fed (Cap. Gain) and CA Rate (15%/12.3%)		27.3%
Deferred Tax Liabilities	24,400,516
Section 6621 interest rate		3%
Section 453A Interest Charge	732,000

Gross up Calculation - paid in 2013

Section 453A Interest Charge	732,000
Divided by 1 minus Max Fed (Cap. Gain) and CA Rate in 2013 (1 minus 23.8% & 13.3% = 1 minus 37.1% = 62.9%)		62.9%

2012 453A Amount	1,164,000

Proof:
Principal payment	1,164,000
2013 tax rates (23.8% & 13.3%)		37.1%
	432,000
Principal payment less tax	732,000

EXHIBIT 2: Gross-Up Calculation on $1.8M due 9/2013 from $18M Financing

2012 net of tax rates	1- [.15 + .133]		0.717
2013 net of tax rates	1- [.238+.133]	=	0.629	=	1.1399	Gross=Up Factor

$1.8M due 9/2013

Paid in 2013
Amount Due	1,800,000
x Gross-Up Factor	1.1399
Grossed-Up Amount	2,051,820
Subtract: Principal payment	(1,800,000)
Principal Payment Tax Gross-Up	251,820

Proof:
Total grossed up payment	2,051,820
2013 tax rates (23.8% + 13.3%)	37.1%
2013 taxes	761,225

Net after tax	1,290,595

If paid in 2012:

Amount Due	1,800,000
2012 tax rates (15% + 13.3%)	28.3%
2012 taxes	509,400

Net after tax	1,290,600

EXHIBIT 3: Gross-Up Calculation on Interest Income

2013 Rates on Ordinary Income - with tax benefit of CA
Federal rate	43.40%	(39.6% + 3.8)%
Tax benefit of CA rate of 13.3%*	-4.47%
	38.93%
CA rate	13.30%
	52.23%

* Tax benefit of CA rate of 13.3%
43.4% x 13.3% =	5.77%
Less: reduction for 3% floor - 43.4% x 3% =	-1.30%
Net tax benefit	4.47%

Fed rate (net of CA benefit) 43.4% - [43.4% x 13.3% - [43.4% x 3%]] =	38.93%
CA rate	13.30%
	52.23%

Gross-Up on Ordinary Income
2012 net of tax rates	1- [.3035** + .133]		0.5635
2013 net of tax rates	1- [.38.93+.133]	=	0.4777	=	1.1796
					Gross-Up Factor

	IF Paid in 2012		IF Paid in 2013
Interest Due (from 8/1/2012 - 12/31/2012)	1,875,000		2,211,750
Less: State tax deduction	(249,375)		(227,810)	***	2,211,750
	1,625,625		1,983,940		13.3%
Federal rate	35%		43.4%		294,163
Federal tax	568,969	(=30.35%**	861,030		(66,353)	Less: 3%
CA tax	249,375		294,163		227,810	***
Total tax	818,344		1,155,193

Amount Available - net of Taxes	1,056,656		1,056,557

Gross-Up Interest on $1.875M			$336,750

Exhibit 4

Form of Subordination and Intercreditor Agreement

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of           , 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among                                               , a                                (“Subordinated Creditor”), Prospect Global Resources, Inc., a Nevada corporation (the “Company”), and The Karlsson Group, Inc., an Arizona corporation (“Senior Lender”).

R E C I T A L S

A.    On or about April       , 2013, the Company and Senior Lender entered into an Unconditional Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) whereby the Company unconditionally guaranteed and promised to pay any and all obligations of Company’s wholly-owned subsidiary Prospect Global Resources, Inc., a Delaware corporation (“Maker”), to Senior Creditor pursuant to a Secured First Priority Promissory Note in the original principal sum of $125 million (as the same may be amended, supplemented or otherwise modified, from time to time, including without limitation by that certain First Amendment to Secured First Priority Promissory Note (the “First Note Amendment”) (as amended thereby, the “Note”)).  Pursuant to the documents and agreements executed in connection with the Guaranty, Senior Lender has agreed to make certain financial accommodations to the Company and to Maker.  All of the Company’s obligations to Senior Lender under the Guaranty and the other Senior Debt Documents (as hereinafter defined) are secured by, among other things, liens on and security interests in all of the shares of Maker owned by the Company (the “Collateral”).

B.            The Company and Subordinated Creditor have entered into a Subordinated Note Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note Purchase Agreement”) pursuant to which Subordinated Creditor is extending credit to the Company as evidenced by a Subordinated Promissory Note of even date herewith in the principal amount of $                       (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”);

C.            As an inducement to and as one of the conditions precedent to the agreement of Senior Lender to enter into the First Note Amendment, Senior Lender has required the Company to covenant to procure the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of Senior Lender and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in accordance with the Company’s agreement (entered into in order to induce Senior Lender to enter into the First Note Amendment) to procure the execution and delivery of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.

DEFINITIONS

The following terms shall have the following meanings in this Agreement:

1.1.                            “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

1.2.                            “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

1.3.                            “Debt Default Notice” means a written notice from Subordinated Creditor to Senior Lender or from Senior Lender to Subordinated Creditor pursuant to which Senior Lender or Subordinated Creditor, as applicable, is notified of the occurrence of a Subordinated Debt Default or Senior Default, as applicable, which notice incorporates a reasonably detailed description of such default.

1.4.                            “Distribution” means, with respect to any indebtedness, obligation or security,  (a) any payment or distribution by any Person of cash, securities or other property other than Plan Securities (as defined below), by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person; provided, however, that notwithstanding any other provisions in this Agreement, the Company shall have the right to issue any equity securities in connection with the satisfaction of indebtedness.

1.5.                            “Enforcement Action” means (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.

1.6.                            “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

1.7.                            “Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

1.8.                            “Senior Covenant Default” means any “Event of Default” under any Senior Debt Document (other than a Senior Payment Default).

1.9.                            “Senior Debt” means all obligations, liabilities and indebtedness of every nature of the Maker that are guaranteed by the Company (and all obligations of the Company with respect thereto) from time to time and owed to Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  Senior Debt shall be considered to be outstanding whenever any amount under any Senior Debt Document is outstanding.

1.10.                     “Senior Debt Documents” means the Senior Loan Documents and shall include but not be limited to all documents by which any Senior Debt is refinanced or replaced or by which any Senior Debt Document is superseded, amended, or replaced as part of any Senior Refinancing.

1.11.                     “Senior Default” means any Senior Payment Default or Senior Covenant Default.

1.12.                     “Senior Loan Documents” means the Note, the Guaranty, and all other agreements, documents and instruments executed from time to time in connection therewith or pursuant thereto, as the same may be amended, supplemented or otherwise modified from time to time.

1.13.                     “Senior Payment Default” means any “Event of Default” under any Senior Debt Document resulting from the failure of the obligor to pay, on a timely basis, any principal, interest, fees or other obligations under such Senior Debt Document (whether to Senior Lender or into any escrow account pursuant to the terms of any Senior Debt Document) including, without limitation, any default in payment of Senior Debt after acceleration thereof.

1.14.                     “Senior Refinancing” means any refinancing of all or any portion of the Senior Debt under the Senior Loan Documents.

1.15.                     “Subordinated Debt” means all of the obligations of the Company or any guarantor to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

1.16.                     “Subordinated Debt Documents” means the Subordinated Note, any guaranty with respect to the Subordinated Debt, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

1.17.                     “Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

1.18.                     “Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

2.

SUBORDINATION

2.1.                            Subordination of Subordinated Debt to Senior Debt.  The Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.                            Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving the Company or any subsidiary of the Company:

2.2.1.                  All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution shall be made to Subordinated Creditor on account of any Subordinated Debt; provided that Subordinated Creditor may receive securities of the Company or any Person provided for by a bankruptcy court approved plan of reorganization or readjustment, the payment of which is subordinate on terms substantially similar hereto with respect to the Senior Debt Documents (“Plan Securities”).

2.2.2.                  Except as set forth in Section 2.2(a), any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and any commitments to lend under the Senior Debt Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender. Subordinated Creditor also irrevocably authorizes and empowers Senior Lender, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

2.2.3.                  Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

2.2.4.                  Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding; provided Senior Lender shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Lender votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

2.2.5.                  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3.                            Subordinated Debt Payment Restrictions.

Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it may not make, directly or indirectly, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and any commitments to lend under the Senior Debt Documents have terminated.

2.4.                            Subordinated Debt Standstill Provisions.

2.4.1.                  Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, Subordinated Creditor shall not, without the prior written consent of Senior Lender, take any Enforcement Action with respect to the Subordinated Debt, until acceleration of the Senior Debt and in any event no earlier than ten (10) days after Senior Lender’s receipt of written notice of Subordinated Creditor’s intention to take any such Enforcement Action.

Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against the Company in any Proceeding involving the Company.  Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor (including but not limited to Distributions of money or property with respect to any Plan Securities) shall in any event be held in trust by it for the benefit of Senior Lender and promptly be paid or delivered to Senior Lender in the form received until all Senior Debt is indefeasibly paid in full in cash and any commitment to lend under the Senior Debt Documents shall have been terminated.

2.4.2.                  Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lender such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded.

2.5.                            Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Senior Lender and shall be promptly paid over to Senior Lender for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6.                            Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.  Until the Senior Debt has been indefeasibly paid in full in cash and any lending commitments under the Senior Debt Documents have terminated, any liens and security interests of Subordinated Creditor in the Collateral which may exist in breach of Subordinated Creditor’s agreement pursuant to Section 3.2(b) or Section 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lender in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Loan Documents, the Senior Debt Documents, or the liens and security interests of Senior Lender in the Collateral securing the Senior Debt. In the event that Subordinated Creditor obtains any liens or security interests in the Collateral, Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Lender such termination statements and releases as Senior Lender shall request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Senior Lender its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6.

2.7.                            Sale, Transfer or other Disposition of Subordinated Debt.

2.7.1.                  Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document: (i) without giving prior written notice of such action to Senior Lender, (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Lender an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Lender arising under this Agreement.

2.7.2.                  Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 6.4 hereof.

2.8.                            Legends.  Until the termination of this Agreement in accordance with Section 6.10 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of                               , among [name of Subordinated Creditor], Prospect Global Resources, Inc., a Nevada corporation (the “Company”) and The Karlsson Group, Inc., an Arizona corporation (“Senior Lender”), to the indebtedness (including interest) owed by the Company to Senior Lender pursuant to the Company’s Guaranty, and to indebtedness refinancing such indebtedness as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.9.                            Default Notice.  Promptly following a Subordinated Debt Default or Senior Default, Subordinated Creditor or Senior Lender, as applicable, shall deliver to the other a Debt Default Notice.

3.
MODIFICATIONS

3.1.         Modifications to Senior Debt Documents.  Senior Lender may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or increase the obligations of Maker or the Company or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner the Senior Debt Documents.

3.2.         Modifications to Subordinated Debt Documents.  Until the Senior Debt has been indefeasibly paid in full in cash and any lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (b) take any liens or security interests in any assets of Maker, the Company or any other guarantor of the Subordinated Debt or (c) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of the Company or any guarantor of the Subordinated Debt or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to Senior Lender.

4.
REPRESENTATIONS AND WARRANTIES

4.1.         Representations and Warranties of Subordinated Creditor.  Subordinated Creditor hereby represents and warrants to Senior Lender that as of the date hereof: (a) Subordinated Creditor is a [corporation][limited liability company][limited partnership] duly formed and validly existing under the laws of the State of [                          ]; (b)  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the

Subordinated Debt; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Company.

4.2.         Representations and Warranties of Senior Lender.  Senior Lender hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Senior Lender is a corporation duly formed and validly existing under the laws of the State of Arizona; (b) Senior Lender has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Senior Lender will not violate or conflict with the organizational documents of Senior Lender, any material agreement binding upon Senior Lender or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Senior Lender, enforceable against Senior Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.
SUBROGATION

Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of any lending commitments under the Senior Debt Documents, Subordinated Creditor shall be subrogated to the right of Senior Lender to receive Distributions with respect to the Senior Debt. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to Senior Lender for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Senior Lender which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

6.
MISCELLANEOUS

6.1.         Complete Agreement; Modification of Agreement.  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

6.2.         Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

6.3.         Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 6.3), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than Subordinated Creditor, the Company or Senior Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Attention:
Telephone:
Facsimile:

With a copy to:

Attention:
Telephone:
Facsimile:

If to the Company:

Prospect Global Resources, Inc.
1401 17th Street, Suite 1550
Denver, CO 80202
Attention:	Chief Executive Officer
Telephone:	303-990-8415
Facsimile:	303-990-8440

With a copy to:

Eisner Kahan Gorry Chapman Ross & Jaffe PC
9601 Wilshire Blvd., Suite 700
Beverly Hills, CA 90210
Attention:	Mr. Michael Eisner
Telephone:	310-855-3200
Facsimile:	310-855-3201

If to Senior Lender:

Attention:
Telephone:
Facsimile:

With a copy to:

Attention:
Telephone:
Facsimile:

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 6.3.

6.4.         Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lender, Subordinated Creditor and the Company. To the extent permitted under the Senior Debt Documents, Senior Lender may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

6.5.         Relative Rights.  This Agreement shall define the relative rights of Senior Lender and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Company and Senior Lender and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Lender or Subordinated Creditor with respect to any other creditors of the Company.

6.6.         Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

6.7.         Counterparts.  This Agreement may be authenticated in any number of separate counterparts by any one or more of the parties hereto, and all of said counterparts taken together shall constitute one and the same instrument.  This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Senior Lender, electronic means, all of which shall be equally valid.

6.8.         Severability; Section Titles.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

6.9.         Rules of Construction.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in this Agreement.

6.10.       Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

6.11.       GOVERNING LAW.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

6.12.       SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

6.12.1.    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN ARIZONA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG SENIOR LENDER, THE SUBORDINATED LENDER AND THE COMPANY PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF ARIZONA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SENIOR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SENIOR LENDER.  EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY

HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.3 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

6.12.2.    THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN OR AMONG ANY OF SENIOR LENDER, THE SUBORDINATED CREDITOR AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

(Signature page follows)

IN WITNESS WHEREOF, Subordinated Creditor, the Company and Senior Lender have caused this Agreement to be executed as of the date first above written.

“Senior Lender”

THE KARLSSON GROUP, INC., an Arizona corporation

By:
Name:
Title:

“Subordinated Creditor”

[SUBORDINATED CREDITOR]

By:
Name:
Title:

“Company”

PROSPECT GLOBAL RESOURCES, INC., a Nevada corporation

By:
Name:
Title: